As Filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENvue Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-0801232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

969 Pruitt Avenue

Tyler, Texas 77569

(914) 233-3004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doron Besser, M.D.

Chief Executive Officer

ENvue Medical, Inc.

969 Pruitt Avenue

Tyler, Texas 77569

(914) 233-3004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 18, 2026

PROSPECTUS

6,000,768 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus, from time to time, of up to an aggregate of 6,000,768 shares (the “Conversion Shares”) of our common stock, par value $0.001 per share (the “common stock”) issuable upon the conversion of an aggregate of 6,254 shares (the “Series H Shares”) of our Series H Convertible Preferred Stock (the “Series H Preferred Stock”), par value $0.0001 per share and stated value $1,000 per share (the “Stated Value”), at a conversion price of $1.0422 per share (the “Conversion Price”). The Series H Shares were issued pursuant to the partial exercise and terms of the Additional Investment Right (the “AIR”), pursuant to the terms of that certain securities purchase agreement, dated as of July 18, 2025, by and among us and the purchaser named therein (the “Purchase Agreement”).

The Series H Shares and the Conversion Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, as applicable. We are registering the resale of the Series H Shares and the Conversion Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of common stock. The selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholder. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholder will bear all commissions and discounts, if any, attributable to its respective sales of our common stock.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FEED.” On May 15, 2026, the closing sale price of our common stock on Nasdaq was $1.095 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus on page 4, under similar headings in our annual and periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “ENvue Medical,” “ENvue,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to ENvue Medical, Inc. and its subsidiaries.

Overview

ENvue Medical, Inc. (the “Company”), formerly known as NanoVibronix, Inc., was incorporated as a Delaware corporation in October 2003. In December 2025, the Company changed its name from NanoVibronix, Inc. to ENvue Medical, Inc. Prior to such a name change, on February 14, 2025, the Company consummated and completed its merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of February 14, 2025. Following the consummation of the Merger, the Company conducts its operations through two wholly-owned subsidiaries: (i) NanoVibronix Ltd., a private company incorporated under the laws of the State of Israel, which focuses on non-invasive, biological response-activating medical devices targeting biofilm prevention and pain therapy, designed for home use without the need for medical professional assistance; and (ii) ENvue Medical Holdings LLC, a Delaware limited liability company, which is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding, currently in the initial growth stage of commercialization. Further descriptions of each business division, their respective products, and business models are set forth below.

Private Placement of Series H Preferred Stock and Warrants

On July 18, 2025, we entered into the Purchase Agreement with the Investor pursuant to which we agreed to sell to the Investor in an initial closing (the “Initial Closing”) (i) 8,889 shares of Series H Preferred Stock and (ii) warrants to acquire up to an aggregate of 467,836 shares of common stock at an exercise price of $22.50 (the “Initial Warrants”). Pursuant to the terms of the Purchase Agreement, we issued in a second closing (the “Second Closing”) an additional (i) 2,222 shares of Series H Preferred Stock with a total stated value of $2,222,222 (representing $2,000,000 of subscription amount) and (ii) warrants to purchase up to 116,960 shares of common stock at an exercise price of $22.50 (the “Second Warrants”, and together with the Initial Warrants, the “Warrants”). The Initial Closing and the Second Closing are together referred to herein as the “Private Placement”.

The Initial Closing occurred on July 22, 2025, and the Second Closing occurred on October 30, 2025. The aggregate net proceeds from the Private Placement were approximately $9 million, after deducting placement agent fees and other offering expenses payable by us. We used $5 million of the net proceeds from the Initial Closing to redeem certain outstanding shares of its Series X Preferred Stock in accordance with the terms of the Certificate of Designations of the Series X Preferred Stock. Additionally, pursuant to the terms of the Purchase Agreement, we have agreed to use 40% of the proceeds from the first $10,000,000 Stated Value of additional purchases under the Additional Investment Right to redeem the Series X Preferred Stock held by the Investor in accordance with the terms of such Series X Preferred Stock, and 50% of the proceeds from additional purchases under the Additional Investment Right in excess of $10,000,000 Stated Value to redeem Series X Preferred Stock held by the Investor in accordance with the terms of such Series X Preferred Stock.

Among other covenants, the Purchase Agreement required us to hold a meeting of our stockholders at the earliest practicable date to seek approval (the “Stockholder Approval”) under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of common stock in excess of 19.99% of our issued and outstanding shares of common stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Purchase Agreement pursuant to the terms of the Certificate of Designations (as defined below) and the Warrants and to hold a meeting every four months thereafter to seek the Stockholder Approval if such approval is not obtained at the initial meeting until the earlier of the date Stockholder Approval is obtained or the Series H Preferred Stock is no longer outstanding. We obtained Stockholder Approval on December 4, 2025, at the 2025 Annual Meeting of Stockholders of the Company.

1

Additional Investment Right

Pursuant to the terms of the Purchase Agreement, we have agreed that during the period ending 36 months from the effective date of the registration statement registering the resale of the shares underlying the securities issued in the Private Placement, the investor in the Private Placement shall have the right, but no obligation, upon notice to us from time to time, to purchase up to an aggregate of $44,000,000 Stated Value (representing 44,000 shares of Series H Preferred Stock and $39,600,000 of subscription amount) of additional Series H Preferred Stock (the “Additional Investment Right”), which shall have identical terms to the shares of Series H Preferred Stock issued at the Initial Closing, except that the initial conversion price of such additional shares of Series H Preferred Stock shall be equal to 85% of the arithmetic average of the three (3) lowest VWAPs during the ten trading days prior to the date of the investor’s exercise of such right.

Between the Initial Closing date and April 2026, the Investor partially exercised the Additional Investment Right to purchase an aggregate of 5,600 shares of additional Series H Preferred Stock. The aggregate net proceeds from the exercise of the Additional Investment Right were approximately $5.6 million. We used 40% of net proceeds from such exercise to redeem certain outstanding shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designations of the Series X Preferred Stock and the terms of the Purchase Agreement and the remaining net proceeds for working capital and general corporate purposes.

Series H Preferred Stock

Conversion Price. The initial Conversion Price of the Series H Shares prior to adjustment following the registered direct offering consummated in September 2025 (the “September 2025 Offering”) was $10.10 per share. Following the September 2025 Offering, the Series H Shares were convertible into the Conversion Shares at the election of the holders of the Series H Shares at any time at an adjusted Conversion Price of $7.01 per share. The Conversion Price of the Series H Shares was further reduced to $1.0422, pursuant to anti-dilution provision contained in the Certificate of Designations (as defined below), in connection with the Series H Shares issued pursuant to the Additional Investment Right with the conversion price of $1.0422, calculated based on 85% of the arithmetic average of the three (3) lowest VWAPs during the ten trading days prior to the Investor’s exercise of the Additional Investment Right. The Conversion Price is subject to further customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions), and anti-dilution provisions.

Dividends. Holders of the Series H Preferred Stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 9% per annum, payable on each conversion date with respect only to Series H Preferred Stock being converted) in duly authorized, validly issued, fully paid and non-assessable shares of common Stock at the Conversion Price then in effect in accordance with the terms of the Certificate of Designations, Rights, Preferences and Limitations of the Series H Preferred Stock (as amended, the “Certificate of Designations”).

Voting. Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Series H Preferred Stock shall have no voting rights. However, as long as any shares of Series H Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of the Series H Preferred Stock of a majority of the then outstanding shares of the Series H Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series H Preferred Stock, (c) increase the number of authorized shares of Series H Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Certificate of Amendment to Certificate of Designations

On January 30, 2026, we entered into that certain Amendment Agreement (the “Series H Amendment Agreement”) with the Required Holders (as defined in the Series H Amendment Agreement). Pursuant to the Series H Amendment Agreement, the Required Holders agreed to amend the Certificate of Designations by filing a Certificate of Amendment (the “Series H Certificate of Amendment”) to the Certificate of Designations with the Secretary of State of the State of Delaware to remove the Floor Price (as defined in the Certificate of Designations) in consideration of the holders of the Series H Preferred Stock exercising $2,500,000 of the Additional Investment Right (as defined below).

Corporate Information

We were organized in the State of Delaware on October 20, 2003. On February 14, 2025, we entered into certain Agreement and Plan of Merger, by and among us, NVEH Merger Sub I, Inc., a Delaware corporation and our wholly-owned subsidiary (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and our wholly-owned subsidiary (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue”), pursuant to which, on February 14, 2025, we and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger”), with Second Merger Sub being the surviving entity of the Second Merger (the foregoing transactions, collectively, the “Merger”). In December 2025, we changed our name from NanoVibronix, Inc. to ENvue Medical, Inc.

Our principal executive offices are located at 969 Pruitt Avenue, Tyler, Texas 77569. Our telephone number is (914) 233-3004. Our website address is www.envuemed.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

2

THE OFFERING

Common Stock to be Offered by the Selling Stockholder	Up to 6,000,768 shares of our common stock underlying 6,254 shares of our Series H Preferred Stock issued in connection with the partial exercise of the Additional Investment Right.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholder and we will not receive any proceeds from the sale of these shares. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 9 of this prospectus for additional information.

Registration Rights

Under the terms of the Purchase Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholder of the Conversion Shares as soon as reasonably practicable.

See “Selling Stockholder” on page 10 of this prospectus for additional information.

Plan of Distribution

The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “FEED.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the information and documents incorporated by reference in this prospectus.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Our Common Stock

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on Nasdaq. For example, On April 10, 2024, we received a letter (the “Letter”) from the Staff of the Nasdaq Stock Market, LLC (the “Staff”) indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between February 27, 2024, and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024 (the “Hearing”).

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received a letter (the “Decision Letter”) from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split of our common stock; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq. On February 24, 2025, we obtained approval from our stockholders to file a certificate of amendment to our Certificate of Incorporation to effectuate the March 2025 Reverse Stock Split, among others, and on March 13, 2025, the March 2025 Reverse Stock Split became effective.

4

On April 9, 2025, we received a letter (the “April Letter”) from the Staff notifying us that we had demonstrated compliance with the Bid Price Rule and the Equity Rule as required by the Panel pursuant to the Decision Letter.

Pursuant to the April Letter, we will be subject to a mandatory panel monitor for a period of one year from the date of the April Letter. If, within that one-year monitoring period, Staff finds us again out of compliance with the Equity Rule that was subject of the exception, notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and we will have an opportunity to request a new hearing with the Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

There is no assurance that we will maintain compliance with the minimum listing requirements with all applicable requirements for continued listing on Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 6,000,768 shares of our common stock held by the selling stockholder, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. The issuance the shares of common stock upon conversion of the Series H Shares, for example, is likely to further depress the price of our common stock, which could, among other factors, make it more difficult for to maintain compliance with Nasdaq’s continued listing requirements. We cannot predict if and when selling stockholder may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

5

The issuance of the shares of common stock covered by this prospectus could significantly increase the total number of shares of common stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of common stock being offered pursuant to this prospectus represent Conversion Shares issuable upon the conversion of the Series H Shares. As of April 30, 2026, there were 5,246,513 shares of common stock issued and outstanding (prior to any deemed issuance of any Conversion Shares). If we are required to issue the maximum number of Conversion Shares that are being registered hereunder, the number of shares of common stock issued and outstanding after such issuance would represent approximately 53.4% of the number of shares of common stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of common stock that we issue to the selling stockholder may be less than the aggregate number of shares covered by this prospectus.

The Certificate of Designations provides for the payment of cumulative dividends in shares of our common stock which will require us to have shares of common stock available to pay the dividends.

Each share of the Series H Preferred Stock is entitled to receive cumulative dividends at the rate per share of 9% per annum (as a percentage of the Stated Value per share), payable on each conversion date (with respect to only the shares of Series H Preferred Stock being converted), in duly authorized, validly issued, fully paid and non-assessable shares of common stock at the conversion price then on effect in accordance with the terms of the Certificate of Designations. As such, we may rely on having available shares of common stock to pay such dividends, which will result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our obligations as related to these dividends pursuant to the terms of the Certificate of Designations.

The Certificate of Designations contains certain anti-dilution provisions, which may dilute the interests of our stockholders, depress the price of our common stock, and make it difficult for us to raise additional capital.

Certain events, for example, a Dilutive Issuance (as defined in the Certificate of Designations) may reduce the conversion price of the Series H Preferred Stock, which in turn may lead to further dilution to the holders of our common stock. In addition, the perceived risk of dilution may cause our shareholders to be more inclined to sell their common stock, which may in turn depress the price of common shares regardless of our business performance. We may also find it more difficult to raise additional equity capital while any of the Series H Shares and the Warrants remain outstanding.

6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

● The Certificate of Designations contains certain anti-dilution provisions that may result in the reduction of the conversion price for the Series H Preferred Stock in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion of the Series H Preferred Stock.

● Our history of losses and expectation of continued losses.

● Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

● Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

● Risks related to ENvue’s financial condition, business and operations, as well as legal, regulatory and compliance matters

● Our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration (“FDA”) approval of our product candidates.

● Regulatory actions that could adversely affect the price of or demand for our approved products.

● Market acceptance of existing and new products.

● Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers (including CMS).

Risks of product liability acclaims and the availability of insurance.

● Our ability to generate internal growth.

● Risks related to computer system failures and cyber-attacks.

● Our ability to obtain regulatory approval in foreign jurisdictions.

● Uncertainty regarding the success of our clinical trials for our products in development.

● Risks related to our operations in Israel, including political, economic and military instability.

● The price of our securities is volatile with limited trading volume.

7

● Our ability to maintain compliance with the continued listing requirements of Nasdaq and the risk that our common stock will be delisted if we cannot do so.

● Our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses.

● We are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors.

● Our intellectual property portfolio and our ability to protect our intellectual property rights.

● Our ability to recruit and retain qualified regulatory and research and development personnel.

● Unforeseen changes in healthcare reimbursement for any of our approved products.

● The adoption of health policy changes and health care reform.

● Lack of financial resources to adequately support our operations.

● Difficulties in maintaining commercial scale manufacturing capacity and capability.

● Changes in our relationship with key collaborators.

● Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

● Our failure to comply with regulatory guidelines.

● Uncertainty in industry demand and patient wellness behavior.

● General economic conditions and market conditions in the medical device industry.

● Future sales of large blocks of our common stock, which may adversely impact our stock price.

● Depth of the trading market in our common stock.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained in or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

8

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholder and we will not receive any proceeds from the sale of these shares.

9

SELLING STOCKHOLDER

The common stock being offered by the selling stockholder are those previously issued to the selling stockholder, and those issuable to the selling stockholder, upon conversion of the Series H Shares. For additional information regarding the issuances of those shares of Series H Preferred Stock, see “Private Placement of Series H Preferred Stock” and “Additional Investment Right” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except as described below under “Relationships with the Selling Stockholder,” the selling stockholder have not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of our securities as of April 30, 2026, assuming exercise and conversion of any warrants and shares of preferred stock held by the selling stockholder on that date, without regard to any limitations on exercises or conversions and as may be applicable.

The third column lists the Conversion Shares being offered by this prospectus by the selling stockholder and does not take in account any limitations on conversion of the Series H Shares set forth in the Certificate of Designations.

This prospectus generally covers the resale of the Conversion Shares described above and determined as if the outstanding Series H Shares were converted in full, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the conversion of the Series H Shares set forth in the Certificate of Designations. The fourth and fifth columns assume the sale of all of the Conversion Shares offered by the selling stockholder pursuant to this prospectus and takes into account any limitations on exercise and conversion of any warrants and shares of preferred stock held by the selling stockholder.

Under the terms of the Certificate of Designations, a selling stockholder may not convert its shares of Series H Preferred Stock to the extent such conversion would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the Series H Preferred Stock which have not been converted. The number of shares in the second and third column does not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus(2)	Number of shares of common stock owned after offering	Percentage of common stock owned after offering

Alpha Capital Anstalt(1)	195,211	6,000,768	524,127	9.99%

(1)

Shares of common stock to be sold pursuant to this prospectus represent the number of shares of common stock that may be issued, in the aggregate, upon conversion of the Series H Shares beneficially owned by the selling stockholder. The shares that may be sold under this prospectus are comprised of 6,000,768 Conversion Shares. Other shares of common stock beneficially owned prior to this offering consist of (i) 75,988 shares of common stock, (ii) 10,657 shares of Series H Preferred Stock, convertible into 10,014,183 shares of common stock (subject to a 9.99% beneficial ownership limitation), (iii) 37,880 shares of Series X Preferred Stock, convertible into 1,125,963 shares of common stock (subject to a 9.99% beneficial ownership limitation), and (iv) 751,364 shares of common stock issuable upon exercise of certain warrants issued in May 2025 and July 2025.

Nicola Feuerstein has shared voting control and investment discretion over the securities reported herein that are held by Alpha Capital Anstalt. As a result, Nicola Feuerstein may be deemed to have beneficial ownership of the securities reported herein that are held by Alpha Capital Anstalt. The address of Alpha Capital Anstalt is Altenbach 8, FL-9490 Vaduz, Furstentums, Liechtenstein.

Relationships with the Selling Stockholder

Alpha Capital Anstalt purchased securities in the Private Placement, in the underwritten public offering of our Series G Convertible Preferred Stock and common stock purchase warrants consummated in May 2025, and in the September 2025 Offering. We also issued to Alpha Capital Anstalt shares of our Series X Preferred Stock in connection with the Merger.

10

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series H Shares to permit the resale of these shares of common stock by the holders of the Series H Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

● on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

● in the over-the-counter market;

● in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

● through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales made after the date this registration statement is declared effective by the SEC;

● broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholder may transfer the securities by other means not described in this prospectus. If the selling stockholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling stockholder may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge securities to broker-dealers that in turn may sell such securities.

11

The selling stockholder may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

12

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of ENvue Medical, Inc. appearing in ENvue Medical, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.envuemed.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 18, 2026;

●	Our Current Reports on Form 8-K, filed with the SEC on January 30, 2026, and February 6, 2026; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026, and any amendment or report filed with the SEC for purposes of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

13

6,000,768 Shares of Common Stock

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$911.58
Printing and engraving costs	$1,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
Miscellaneous Fees and Expenses	$1,000

Total	$77,911.58

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16. Exhibits

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

II-1

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 14, 2025, by and among NanoVibronix, Inc., NVEH Merger Sub I, Inc., NVEH Merger Sub II, LLC and ENvue Medical Holdings, Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025.
3.1	Amended and Restated Certificate of Incorporation (as presently in effect) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2015).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014).
3.3	Certificate of Amendment of Certificate of Incorporation (creating the Series C Preferred Stock) (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014).
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2017).
3.5	Certificate of Designation, Preferences, Rights and Limitations of Series E Preferred Stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2019).
3.6	Certificate of Amendment of the Amended and Restated Certificate of Designation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2019).
3.7	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021).
3.8	Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2021).
3.9	Certificate of Designation, Preferences, Rights and Limitations of Series F Preferred Stock (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022).
3.10	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report filed with the Securities and Exchange Commission on February 8, 2023).
3.11	Certificate of Designations of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock, dated February 14, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).
3.12	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of NanoVibronix, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2025).
3.13	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 16, 2025).
3.14	Certificate of Designation of the Preferences, Rights and Limitations of Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on May 16, 2025),
3.15	Certificate of Correction to Certificate of Designation of the Preferences, Rights and Limitations of Series G Convertible Preferred Stock, dated July 8, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 9, 2025).
3.16	Certificate of Designation of the Preferences, Rights and Limitations of Series H Convertible Preferred Stock, filed July 18, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 22, 2025).
3.17	Certificate of Amendment of Certificate of Incorporation of ENvue Medical, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2025).
3.18	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2026).

II-2

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)
4.2	Form of Warrant dated July 22, 2025 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on July 22, 2025).
4.3	Form of May 10 and May 15, 2019 Warrants (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019).
4.5	Form of Preferred Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019).
4.6	Form of Common Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019).
4.7	Form of Warrant Amendment (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2020).
4.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).
4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).
4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).
4.11	Form of Debenture (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).
4.12	Amended and Restated Senior Convertible Debenture Due the Earlier of the Trigger Date and November 13, 2025 (incorporated by reference to Exhibit 10.78 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025).
4.13	Form of Promissory Note, dated as of April 11, 2025, issued by ENvue Medical Holdings LLC to Alpha Capital Anstalt (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2025).
4.14	Form of Merger Pre-Funded Warrant (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-1/A, as filed with the SEC on April 22, 2025).
4.15	Form of Common Warrant issued on May 16, 2025 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on May 16, 2025).
4.16	Form of Representative’s Warrant issued on May 16, 2025 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 16, 2025).
4.17	Form of Warrant dated July 22, 2025 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on July 22, 2025).
4.18	Form of Pre-Funded Warrant dated September 17, 2025 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 17, 2025).
10.1	Form of Securities Purchase Agreement, dated as of July 18, 2025, by and between the Company and the purchaser named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2025).
5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this registration statement).
107 *	Filing Fee Table.

*	Filed herewith

II-3

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas, on May 18, 2026.

ENvue Medical, Inc.

By:	/s/ Doron Besser, M.D.
Name:	Doron Besser, M.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Doron Besser, M.D., severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doron Besser, M.D.	Chief Executive Officer and Director	May 18, 2026
Doron Besser, M.D.	(Principal Executive Officer)

/s/ Nicole Fernandez-McGovern	Chief Financial Officer	May 18, 2026
Nicole Fernandez-McGovern	(Principal Financial Officer)

/s/ Rita Silberberg	Chief Accounting Officer	May 18, 2026
Rita Silberberg	(Principal Accounting Officer)

/s/ David Johnson	Chairman of the Board of Directors	May 18, 2026
David Johnson

/s/ Nino Pionati	Director	May 18, 2026
Nino Pionati

/s/ Alison Burgett	Director	May 18, 2026
Alison Burgett

/s/ Zeev Rotstein, M.D.	Director	May 18, 2026
Zeev Rotstein, M.D.

II-5